Exhibit 10.1

EXPLANATORY NOTE

On May 8, 2015, GE Capital Retail Bank and GE Capital Retail Finance Corporation (“GE Entities”) entered into the Second Amendment to Amended and Restated Consumer Credit Card Program Agreement by and among The Gap, Inc. (the "Company"), Gap (Puerto Rico), Inc., GPS Consumer Direct, Inc., Gap (Apparel), LLC, Gap (ITM) Inc., and the GE Entities, which is attached hereto. The GE Entities also entered into two other agreements with certain of the Company’s wholly-owned subsidiaries on the same day:

1.
The Second Amendment to Amended and Restated Consumer Credit Card Program Agreement by and among The Gap, Inc., Old Navy, LLC, Gap (Puerto Rico), Inc., GPS Consumer Direct, Inc., Old Navy (Apparel), LLC, and Old Navy (ITM) Inc. and the GE Entities (the “Old Navy Contract”); and

2.
The Second Amendment to Amended and Restated Consumer Credit Card Program Agreement by and among The Gap, Inc., Banana Republic, LLC, Gap (Puerto Rico), Inc., GPS Consumer Direct, Inc., Banana Republic (Apparel), LLC, Banana Republic (ITM) Inc., and the GE Entities (the “Banana Republic Contract”).

In accordance with Instruction 2 to Item 601 of Regulation S-K, only the Amended and Restated Consumer Credit Card Program Agreement by and between the Company and the GE Entities is being filed. The only material difference between the attached agreement and the Old Navy Contract and the Banana Republic Contract is the parties thereto.

SECOND AMENDMENT TO
AMENDED AND RESTATED CONSUMER CREDIT CARD
PROGRAM AGREEMENT

This Second Amendment to the Amended and Restated Consumer Credit Card Program Agreement, dated as of May 20, 2015 (the “Amendment”) amends that certain Amended and Restated Consumer Credit Card Program Agreement dated as of February 28, 2014 (as amended, modified and supplemented from time to time, the “Agreement”) by and among Synchrony Bank (f/k/a GE Capital Retail Bank), a federal savings bank (“Bank”), Synchrony Financial, a Delaware corporation (“Bank Parent”), The Gap, Inc., a Delaware corporation (“The Gap, Inc.”), Gap (Puerto Rico), Inc., a Puerto Rico corporation, GPS Consumer Direct, Inc., a California corporation, Gap (Apparel), LLC, a California limited liability company, and Gap (ITM) Inc., a California corporation (jointly and severally, the “Retailers”). Capitalized terms used herein and not otherwise defined have the meaning given in the Agreement.
WHEREAS, Bank and Retailers are parties to the Agreement, pursuant to which Bank provides consumer credit to qualified customers of Retailers for the purchase of goods and services from Retailers through the use of a private label credit card and from Retailers and other retailers through the use of a co-branded bankcard;
WHEREAS, the parties hereto desire to amend the Agreement as set forth herein;
NOW, THEREFORE, in consideration of the mutual promises and subject to the terms and conditions hereinafter set forth, the parties hereby agree as follows:
I.    AMENDMENTS TO THE AGREEMENT
1.1.    Amendment to Schedule 9.02(h)(ii) of the Agreement. Paragraph B of Schedule 9.02(h)(ii) of the Agreement shall be deleted in its entirety and replaced with the following:

B.
For each month, (i) [***] or more of the time, the average response time for a Bank employee to answer a telephone call received from a Cardholder , including calls received through the automated voice response unit (“Automated VRU Line”), shall not exceed [***] after the call first rings through, and (ii) [***] or more of the time, the average response time for a Bank employee to answer a telephone call received from a Retailer’s in-store employee, including calls received through Automated VRU Line, shall not exceed [***] after the call first rings through. For purposes of calculating the averages for each of clauses (i) and (ii), calls placed first to the Automated VRU Line will be deemed to ring through only after the completion of a 5 second message to the effect that “their call may be monitored.” If, in the future, Bank elects to utilize an automated dialer for collections that puts a Cardholder who answers a call on hold until a Bank employee is available, such call shall be deemed to be “a telephone call received from a Cardholder” and the call shall be deemed to “first ring through” when the Cardholder is first put on hold in calculating compliance with this performance standard as applied to

Cardholders. For the avoidance of doubt, Bank shall separately track, calculate, report and be responsible for complying with each of clauses (i) and (ii) above. Bank will adhere to a standard of [***] of calls blocked or given a forced busy signal due to high volume for Cardholder and Store calls; provided that (x) the foregoing excludes any calls that are unintentionally blocked due to a routing or telecom issue, and (y) Bank may block Cardholder calls to facilitate Store calls.
1.2.    References to Piperlime Retailer Location. The Parties acknowledge that the Piperlime Retailer Location will cease to exist as of May 31, 2015 and upon such date all references in the agreement to Piperlime Retailer Location shall be deemed deleted and void; provided however, that the parties agree that there may be trailing chargebacks or payments owed for purchases, returns or adjustments made at such location, and while the definitions and references may be deemed deleted, such payments, adjustments or settlements shall continue to be made as validly charged or debited on a Credit Card under this Agreement.
II.    GENERAL
2.1    Authority for Amendment. The execution, delivery and performance of this Amendment has been duly authorized by all requisite corporate action on the part of Retailers and Bank and upon execution by all parties, will constitute a legal, binding obligation thereof.
2.2    Effect of Amendment. Except as specifically amended hereby, the Agreement, and all terms contained therein, remains in full force and effect. The Agreement, as amended by this Amendment, constitutes the entire understanding of the parties with respect to the subject matter hereof.
2.3    Binding Effect; Severability. Each reference herein to a party hereto shall be deemed to include its successors and assigns, all of whom shall be bound by this Amendment and in whose favor the provisions of this Amendment shall inure. In case any one or more of the provisions contained in this Amendment shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.
2.4    Further Assurances. The parties hereto agree to execute such other documents and instruments and to do such other and further things as may be necessary or desirable for the execution and implementation of this Amendment and the consummation of the transactions contemplated hereby and thereby.
2.5    Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Utah.

2.6    Counterparts. This Amendment may be executed in counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one agreement.
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IN WITNESS WHEREOF, Bank, Bank Parent and Retailers have caused this Agreement to be executed by their respective officers thereunto duly authorized as the date first above written.

RETAILERS:
THE GAP, INC.,

By     /s/ Sabrina Simmons
Its EVP & CFO

GAP (PUERTO RICO), INC.,

By     /s/ Sabrina Simmons
Its EVP & CFO

GPS CONSUMER DIRECT, INC.

By     /s/ Sabrina Simmons
Its EVP & CFO

GAP (APPAREL), LLC,

By     /s/ Sabrina Simmons
Its EVP & CFO

GAP (ITM) INC.,

By     /s/ Sabrina Simmons
Its EVP & CFO

BANK:
SYNCHRONY BANK

By     /s/ Tom Quindlen
Its     CEO, Retail Cards

SYNCHRONY FINANCIAL

By     /s/ Tom Quindlen
Its     CEO, Retail Cards

[Signature page to Second Amendment to
Amended and Restated Credit Card Program Agreement]